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                                                                      EXHIBIT 21

                                                  JURISDICTION OF
NAME OF SUBSIDIARY                          INCORPORATION/ORGANIZATION
------------------                          --------------------------

Abel Equipos, S.A.                                    Spain
Abel Pumps, L.P.                                      Delaware
Abel Pumpen GmbH                                      Germany
Abel GmbH & Co KG                                     Germany
Acton Research Corporation                            Delaware
Amot Controls Corporation                             Delaware
Amot Controls Ltd.                                    United Kingdom
Amot Controls, S.A.                                   Switzerland
Amot/Metrix Investment Company                        Delaware
Amot Sales Corporation                                Delaware
Amot Controls GmbH                                    Germany
Antek Instruments, L.P.                               Delaware
Antek GmbH                                            Germany
Compressor Controls B.V.                              Netherlands
Compressor Controls Corporation S.r.l.                Italy
Compressor Controls Corporation (an Iowa Corp)        Iowa
Compressor Controls Corporation (a Delaware
  Corporation) d/b/a in Iowa as Compressor
  Controls - CIS/EE)                                  Delaware
Cornell Pump Company                                  Delaware
Cornell Pump Manufacturing Corporation                Delaware
Cybor Corporation                                     California
Cybor International Corp.                             Barbados
Dynamco L.P.                                          Delaware
Fluid Metering, Inc.                                  Delaware
FTI Flow Technology, Inc.                             Delaware
Gatan International, Inc.                             Pennsylvania
Gatan, Inc.                                           Pennsylvania
Gatan Service Corporation                             Pennsylvania
Gatan Limited                                         United Kingdom
Gatan GmbH                                            Germany
Hansen Technologies Corporation                       Illinois
Hansen Technologies Ltd.                              United Kingdom
Integrated Designs L.P.                               Delaware
ISL Holdings, S.A.                                    France
ISL Investissement SARL                               France
ISL Scientifique de Laboratoire - ISL, S.A.           France
K/S Roper Finance                                     Denmark
Logitech Limited                                      United Kingdom
Marumoto Struers KK                                   Japan
Media Cybernetics Inc.                                Delaware
Metrix Instrument Co., L.P.                           Delaware
Molecular Imaging Corporation                         Arizona

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Nippon Roper K.K.                                     Japan
PAC Denmark ApS                                       Denmark
PAC GmbH                                              Germany
Petrotech, Inc.                                       Delaware
Petrotech International, Inc.                         Louisiana
Petroleum Analyzer Company LP                         Delaware
Princeton Instruments Limited                         United Kingdom
Roper Scientific SARL                                 France
Roper Capital Deutschland GmbH                        Germany
Roper Fundings KG                                     Germany
Roper Industries Deutschland GmbH                     Germany
Roper Holdings, Inc.                                  Delaware
Roper Holdings, Limited                               United Kingdom
Roper Industrial Products Investment Company          Iowa
Roper Industries B.V.                                 Netherlands
Roper Industries Denmark ApS                          Denmark
Roper Industries (Europe) Limited                     United Kingdom
Roper Industries Limited                              United Kingdom
Roper Industries Southeast Asia Company               Delaware
Roper International, Inc.                             Delaware
Roper International Products, LTD                     Virgin Islands
Roper Pump Company                                    Delaware
Roper Scientific B.V.                                 Netherlands
Redlake MASD, Inc.                                    Delaware
Roper Scientific, Inc.                                Delaware
Roper Scientific GmbH                                 Germany
Struers A/S                                           Denmark
Struers GmbH                                          Germany
Struers Holdings A/S                                  Denmark
Struers Inc.                                          Delaware
Struers Limited                                       United Kingdom
Struers S.A.S.                                        France
Turbocontroles de Venezuela                           Venezuela
Uson L.P.                                             Delaware
Walter Herzog GmbH                                    Germany